Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Piedmont Lithium Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2021 (the “Annual Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Michael White, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and
2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 24, 2021

By:	/s/ Michael White
Name:	Michael White
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)